April 15, 2026

Sezzle to Announce First Quarter 2026 Results and Participate in Upcoming Investor Events

Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, will release its first quarter 2026 results after the market close on May 6, 2026. The Company will host a conference call and webcast at 5:00pm ET that same day. The earnings presentation will be available shortly after market close, via the Company’s Investor Relations page. Investors are encouraged to submit questions in advance of the call by emailing: investorrelations@sezzle.com.

Conference Call Registration
Participants can register for the conference call or webcast by navigating to:
https://dpregister.com/sreg/10208550/103e1a867dc

Upon registration, attendees will receive dial-in credentials and a link to the live webcast. A replay will be available on the Investor Relations page following the call.

Upcoming Investor Events
Sezzle Management will participate in the following investor events:
•May 14, 2026: 21st Annual Needham Technology, Media, & Consumer Conference.
•May 18, 2026: J.P. Morgan 2026 Global Technology, Media, and Communications Conference.
•May 20, 2026: B. Riley Securities 2026 Annual Investor Conference.
•June 17, 2026: Needham Non-Deal Roadshow.
•June 23, 2026: Northland Growth Conference 2026.

The Company’s latest investor presentation will be available on its Investor Relations page ahead of the events.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Contact Information

Jack Fagan Investor Relations (651) 240-6001 investorrelations@sezzle.com	Erin Foran Media Inquiries (651) 403-2184 erin.foran@sezzle.com
About Sezzle Inc.
Sezzle is a forward-thinking fintech company committed to financially empowering the next generation. Through its purpose-driven payment platform, Sezzle enhances consumers' purchasing power by offering access to point-of-sale financing options and digital payment services—connecting millions of customers with its global network of merchants. Centered on transparency, inclusivity, and ease of use, Sezzle empowers consumers to manage spending responsibly, take charge of their finances, and achieve lasting financial independence.

For more information visit sezzle.com.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402